                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_Confidential,]for Use of the
[_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                Autodesk, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

                        [LOGO OF AUTODESK APPEARS HERE]

                                                                   May 18, 2000

Dear Autodesk Stockholder:

   You are cordially invited to attend Autodesk's 2000 Annual Meeting of Stockholders to be held on Thursday, June 22, 2000 at 2:00 p.m., local time. The meeting will be held at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California.

   At the Annual Meeting, you will be asked to (i) elect eight directors, (ii) approve the 2000 Directors' Option Plan and (iii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the 2001 fiscal year. The accompanying Notice of Annual Meeting and Proxy Statement describe these proposals. We encourage you to read this information carefully.

   We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on fiscal year 2000 and our future strategies for products and markets. There will be an opportunity for all stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,

                                          /s/ Carol A. Bartz
                                          Carol A. Bartz
                                          Chairman of the Board, Chief
                                           Executive Officer and President

                                AUTODESK, INC.

                               ----------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                                 June 22, 2000

                               ----------------

TO THE STOCKHOLDERS OF AUTODESK, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Autodesk, Inc. (the "Company" or "Autodesk"), a Delaware corporation, will be held on Thursday, June 22, 2000 at 2:00 p.m., local time, at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California, for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

   2. To approve the 2000 Directors' Option Plan.

   3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 31, 2001.

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on May 5, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                  FOR THE BOARD OF DIRECTORS

                                  /s/ Marcia K. Sterling
                                  Marcia K. Sterling
                                  Senior Vice President, Business Development,
                                    General Counsel and Secretary

San Rafael, California
May 18, 2000


    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                AUTODESK, INC.

                               ----------------

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

   The enclosed proxy is solicited on behalf of the Board of Directors of Autodesk, Inc. (the "Company" or "Autodesk") for use at the Company's Annual Meeting of Stockholders to be held Thursday, June 22, 2000 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California. As a result of the March 1999 business combination between the Company and Discreet Logic Inc. (the "Combination"), all of the voting shares of the successor entity to Discreet Logic Inc. ("New Discreet") are held by the Company and its subsidiaries. Holders of non-voting exchangeable shares of New Discreet ("Exchangeable Shares") are entitled, through a voting trust described below, to vote at the Autodesk Annual Meeting.

   The Company's principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903. The telephone number at that address is
(415) 507-5000.

   These proxy solicitation materials were mailed on or about May 18, 2000 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Voting and Solicitation

   Every holder of shares of common stock of the Company ("Common Stock") is entitled to one vote for each share held as of the Record Date (as defined below). In addition, the holders of Exchangeable Shares issued in connection with the Combination have the right, as described below, to cast one vote for each Exchangeable Share held as of the Record Date.

   Under a Voting and Exchange Trust Agreement dated March 16, 1999 (the "Voting Agreement"), the holders of Exchangeable Shares were granted certain rights, including the right to vote at meetings of the Company's stockholders. The Montreal Trust Company of Canada, as trustee under the Voting Agreement (the "Trustee"), holds one share of Series B Preferred Stock of the Company (the "Special Voting Stock"). This share of Special Voting Stock entitles the Trustee to cast a number of votes at meetings of holders of Common Stock equal to the number of Exchangeable Shares outstanding as of the record date for each such meeting ("Exchange Votes"). Under the Voting Agreement, each holder of Exchangeable Shares is entitled to instruct the Trustee as to the voting of the number of Exchange Votes attached to the Special Voting Stock equal to the number of Exchangeable Shares held by such holder. The Trustee will exercise each Exchange Vote attached to the Special Voting Stock only as directed by a holder of Exchangeable Shares, and in the absence of instructions from a holder as to voting will not exercise such votes. A holder may instruct the Trustee to give a proxy to such holder entitling the holder to vote personally such holder's relevant number of votes or to grant to the Company's management a proxy to vote such votes. The Trustee has furnished (or caused the Company to furnish) this Proxy Statement and certain related materials to the holders of Exchangeable Shares.

   The Common Stock and the Special Voting Stock will vote together as a single class at the Annual Meeting. Holders of Common Stock and Exchangeable Shares do not have the right to cumulate their votes in the election of directors.

   The cost of this solicitation will be borne by the Company. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies at an estimated fee of $7,000, plus reimbursement of reasonable expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Proxies also may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter, email or facsimile.

Record Date and Shares Outstanding

   The Board of Directors has fixed May 5, 2000 as the record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting. Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 58,307,204 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 33,927 Exchangeable Shares outstanding and entitled to vote at the Annual Meeting (through the exercise by the Trustee of its voting rights under the Voting Agreement) for an aggregate of 58,341,131 shares outstanding and entitled to vote at the Annual Meeting (all shares entitled to vote are referred to as "Shares").

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the Shares outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter.

   While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, any broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals; Exercise of Discretionary
Authority

   In order to be included in the proxy soliciting materials relating to the Company's 2001 Annual Meeting, proposals of stockholders must be received by the secretary of the Company no later than January 18, 2001. The rules of the Securities and Exchange Commission (the "SEC") also provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify the Company on or before April 3, 2001 of a proposal for the 2001 Annual Meeting, management may use its discretionary voting authority to vote on such proposal.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   Effective upon the date of the Annual Meeting, the Bylaws of the Company will be amended to provide for a board of eight directors, assuming that the stockholders elect nominee Larry Wangberg to the Board of Directors. On March 16, 2000, the Board of Directors appointed Per-Kristian Halvorsen to replace Morton Topfer, who resigned from the Board of Directors in July 1999. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

   The name of and certain information regarding each nominee is set forth below.

                                                                       Director
     Name of Nominee      Age          Principal Occupation             Since
     ---------------      ---          --------------------            --------
 Carol A. Bartz..........  51 Chairman of the Board, Chief Executive     1992
                               Officer and President of the Company
 Mark A. Bertelsen.......  56 Senior Partner, Wilson Sonsini             1992
                               Goodrich & Rosati, Professional
                               Corporation, attorneys at law
 Crawford W. Beveridge...  54 Vice President and Chief Human             1993
                               Resources Officer, Sun Microsystems
 J. Hallam Dawson........  63 Chairman of the Board, IDI Associates      1988
 Per-Kristian Halvorsen..  48 Director and Principal Scientist,          2000
                               Information Sciences and Technologies
                               Laboratory, Xerox PARC
 Paul S. Otellini........  49 Executive Vice President and General       1997
                               Manager, Intel Architecture Business
                               Group, Intel Corporation
 Mary Alice Taylor.......  50 Chief Executive Officer and Chairman       1995
                               of the Board, HomeGrocer.com
 Larry Wangberg..........  57 Chief Executive Officer and Chairman        --
                               of the Board, ZD TV, Inc.

   Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship among any of the directors or executive officers of the Company.

   Ms. Bartz joined the Company in April 1992 and serves as Chairman of the Board, Chief Executive Officer and President. Ms. Bartz is a director of Network Appliance, Inc., BEA Systems, Inc., Cadence Design Systems, Inc., Cisco Systems, Inc. and VA Linux.

   Mr. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati, outside legal counsel to the Company, in January 1972 and became a member of the firm in January 1977.

   Mr. Beveridge has served as Vice President and Chief Human Resources Officer of Sun Microsystems since March 2000. Mr. Beveridge served as Chief Executive Officer of Scottish Enterprise from January 1991 until February 2000. Mr. Beveridge is a director of Scottish Equity Partners Ltd. and of U.S. Small Companies Investment Trust.

   Mr. Dawson has served as Chairman of IDI Associates, a private investment bank specializing in Latin America since September 1986.

   Dr. Halvorsen has served as Director and Principal Scientist of the Information Sciences and Technologies Laboratory at the Xerox Palo Alto Research Center (PARC) since 1992. Dr. Halvorsen currently holds appointments as professor at the University of Oslo, and as a consulting professor at Stanford University. He is a principal at the Center of Study of Language and Information (CSLI) at Stanford University.

   Mr. Otellini has served as Executive Vice President and General Manager of the Intel Architecture Business Group at Intel Corporation since January 1998. Mr. Otellini was promoted to Executive Vice President of Sales and Marketing of Intel Corporation in April 1996 and served as Senior Vice President of Sales and Marketing of Intel Corporation from May 1993 to May 1996. Mr. Otellini is a director of Fritz Companies.

   Ms. Taylor has served as Chief Executive Officer and Chairman of the Board of HomeGrocer.com since September 1999. Previously, Ms. Taylor served as Executive Vice President of Global Operations and Technology of CitiCorp from January 1997 until September 1999. Ms. Taylor served as Senior Vice President of Federal Express Corporation from September 1991 until December 1996. Ms. Taylor is a director of HomeGrocer.com and Dell Computer Corporation.

   Mr. Wangberg has served as Chief Executive Officer and Chairman of the Board of ZD TV, Inc. since August 1997. Previously, Mr. Wangberg was Chief Executive Officer and Chairman of the Board of StarSight Telecast, Inc., an interactive program guide company, from February 1995 to August 1997. Mr. Wangberg served as Chief Executive Officer and Chairman of the Board of Times Mirror Cable Television and Senior Vice President of its parent corporation, Times Mirror Company, from November 1983 to February 1995.

Board Meetings and Committees

   Ms. Bartz serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of five meetings during the fiscal year ended January 31, 2000. All of the current directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served during their term of office.

   During the fiscal year ended January 31, 2000, the Audit Committee consisted of directors J. Hallam Dawson (Chairman), Mary Alice Taylor and Mark
A. Bertelsen. Effective March 16, 2000, Mr. Bertelsen was replaced by Per-Kristian Halvorsen. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held four meetings during fiscal year 2000.

   During the fiscal year ended January 31, 2000, the Compensation Committee consisted of directors Crawford W. Beveridge (Chairman), Morton Topfer and Paul S. Otellini. Mr. Topfer resigned from the Board of Directors in July 1999. Effective March 16, 2000, Mr. Bertelsen joined the Compensation Committee. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's stock plans. In December 1995, the Board delegated to the Company's Chief Executive Officer authority to grant options to non-officer employees to the extent such options fall within standard guidelines previously approved by the Compensation Committee. The authority to grant all other options (except options which are granted automatically to outside directors under the non-discretionary 2000 Directors' Option Plan) has been delegated to the Compensation Committee. The Compensation Committee, which consists solely of outside directors ineligible to participate in the Company's discretionary employee stock programs, has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held six meetings during fiscal year 2000.

   The Nominating Committee consists of directors Carol A. Bartz (Chairman), Crawford W. Beveridge and Paul S. Otellini. The Nominating Committee has the responsibility to present a slate of nominees to the full Board prior to each annual meeting and to make recommendations regarding outside director compensation.

Compensation of Directors

   Through June 22, 2000, the Company paid annual compensation of $25,000 to each director who was not an employee of or consultant to the Company (currently six persons). Effective June 22, 2000, the annual compensation will be increased to $35,000, of which not more than fifty percent can be cash and the balance must be restricted stock issued at the rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. Directors do not receive fees for attending Board or Board Committee meetings.

   The Company's 1990 Directors' Option Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option to purchase 20,000 shares of Common Stock of the Company, with subsequent annual grants of 10,000 shares. Each option granted under the 1990 Directors' Option Plan vests cumulatively as to one-third of the shares subject to the option on each anniversary of the date of grant, for a total vesting period of three years. The exercise price of options granted under the 1990 Directors' Option Plan is equal to the fair market value of the Common Stock on the date of grant. On March 16, 2000, the Board of Directors adopted the 2000 Directors' Option Plan to replace the expiring 1990 Directors' Option Plan. The terms of this new plan are substantially similar to the terms of the 1990 Directors' Option Plan, and are more fully described in Proposal Two of this proxy statement. The stockholders are requested to approve the 2000 Directors' Option Plan.

                                  MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 2000 (1) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (2) by each of the Company's directors and nominees, (3) by each of the Company's Chief Executive Officer and the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who served as executive officers at January 31, 2000 (collectively, the "Named Officers") and (4) by all directors and executive officers who served as directors or executive officers at January 31, 2000 as a group.

   The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2000, through the exercise of any stock option, exchange of Exchangeable Shares or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

   The percent of shares beneficially owned is based on 59,240,830 shares outstanding as of January 31, 2000. The beneficial ownership of five percent stockholders was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act which filings reflect ownership as of December 31, 1999.

                                                               Shares
                                                         Beneficially Owned
                                                         ---------------------
Directors and Nominees, Officers and Five Percent (5%)
Stockholder                                                Number    Percent
------------------------------------------------------   ----------- ---------
Principal Stockholder:
Capital Group International, Inc. ......................   9,085,370    15.34%
 11100 Santa Monica Boulevard
 Los Angeles, CA 90025-3384
Capital Research and Management Company.................   3,651,050     6.16%
 333 South Hope Street
 Los Angeles, CA 90071
J. & W. Seligman & Co., Inc. ...........................   3,525,620     5.95%
 125 University Ave.
 Palo Alto, CA 94301

Directors and Nominees:
Carol A. Bartz..........................................   1,366,924     2.26%
Mark A. Bertelsen.......................................      54,590       *
Crawford W. Beveridge...................................      61,807       *
J. Hallam Dawson........................................      64,319       *
Per-Kristian Halvorsen..................................         --       --
Paul S. Otellini........................................      41,842       *
Mary Alice Taylor.......................................      57,561       *
Larry Wangberg..........................................       1,000       *

Other Named Officers:
Steve Cakebread.........................................      90,469       *
Dominic J. Gallello.....................................     346,710       *
Godfrey R. Sullivan.....................................     292,165       *
Michael E. Sutton.......................................     240,603       *

All directors and executive officers as a group (15
 persons)...............................................   3,036,046     5.11%

--------
*Represents less than 1%.

   The number of shares shown as beneficially held includes options to purchase shares of Common Stock within 60 days of January 31, 2000, in the following amounts: Ms. Bartz, 20,000 shares; Mr. Cakebread, 10,000 shares; Mr. Gallello, 19,900 shares; Mr. Sullivan, 16,600 shares; Mr. Sutton, 23,200 shares; and all directors and executive officers as a group, 145,200 shares.

Executive Compensation

   The following table sets forth the annual and long-term compensation of the Named Officers for services to the Company in all capacities during the three fiscal years ended January 31, 2000:

                          Summary Compensation Table

                                                        Long Term
                                          Annual       Compensation
                                       Compensation       Awards
                                     ----------------- ------------
                                                        Securities
                              Fiscal                    Underlying   All Other
 Name and Principal Position   Year   Salary   Bonus     Options    Compensation
 ---------------------------  ------ -------- -------- ------------ ------------
Carol A. Bartz...............  2000  $683,000 $800,000   450,000      $ 50,089
 Chairman of the Board,        1999   600,000  800,000    60,000        39,275
 Chief Executive Officer and
  President                    1998   515,000  490,125       --         39,000

Steve Cakebread..............  2000  $293,000 $190,000   110,000      $  3,275
 Senior Vice President and     1999   260,000  210,000    30,000         3,275
 Chief Financial Officer       1998   181,846  165,000   175,000         2,875

Dominic J. Gallello..........  2000  $353,000 $230,000   130,000      $ 22,098
 Executive Vice President,     1999   320,000  250,000    30,000         3,275
 Design Solutions Division     1998   275,000  173,125       --         13,576

Godfrey R. Sullivan..........  2000  $353,000 $250,000   130,000      $  3,275
 Executive Vice President,     1999   315,000  240,000    30,000         6,967
 Discreet Division             1998   260,000  173,750       --          3,000

Michael E. Sutton............  2000  $407,000 $240,000   110,000      $251,446
 Executive Vice President,     1999   290,000  240,000   180,000        26,400
 Worldwide Field Organization  1998   250,000  160,000       --        139,135

   Amounts reported as All Other Compensation for fiscal year 2000 consist of:

  . matching contributions by Autodesk to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,775, Mr. Cakebread $2,775, Mr. Gallello $2,775 and Mr. Sullivan $2,775);

  . Autodesk contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Cakebread $500, Mr. Gallello $500, Mr. Sullivan $500 and Mr. Sutton $250);

  . $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses;

  . $13,846 paid to Mr. Gallello and $66,127 paid to Mr. Sutton for vacation cashout;

  .  $30,812 paid by Autodesk for relocation of Mr. Sutton to the United
     States;

  .  $23,399 paid to Mr. Sutton for tax equalization;

  . $130,858 paid by Autodesk into an employee retirement fund on behalf of Mr. Sutton; and

  . $10,814 paid on behalf of Ms. Bartz and $4,977 paid on behalf of Mr. Gallello for organization dues.

   Amounts reported as All Other Compensation for fiscal year 1999 consist of:

  . matching contributions by Autodesk to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,775, Mr. Cakebread $2,775, Mr. Gallello $2,775 and Mr. Sullivan $2,775);

  . Autodesk contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Cakebread $500, Mr. Gallello $500 and Mr. Sullivan $500);

  . $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses;

  .  $3,692 paid to Mr. Sullivan for vacation cashout;

  . $3,200 paid by Autodesk for health insurance premiums on behalf of Mr. Sutton; and

  . $23,200 paid by Autodesk into an employee retirement fund on behalf of Mr. Sutton.

   Amounts reported as All Other Compensation for fiscal year 1998 consist of:

  . matching contributions by Autodesk to one of Autodesk's pre-tax savings plans (Ms. Bartz $2,500, Mr. Cakebread $2,500, Mr. Gallello $2,500 and Mr. Sullivan $2,500);

  . Autodesk contributions to one of Autodesk's pre-tax plans (Ms. Bartz $500, Mr. Cakebread $375, Mr. Gallello $500 and Mr. Sullivan $500);

  . $36,000 paid to Ms. Bartz for the purpose of reimbursing her for certain transportation expenses;

  .  $10,576 paid to Mr. Gallello for vacation cashout;

  . $100,000 paid to Mr. Sutton as a cost of living adjustment related to his location in Switzerland;

  . $3,621 paid by Autodesk for health insurance premiums on behalf of Mr. Sutton; and

  . $35,514 paid by Autodesk into an employee retirement fund on behalf of Mr. Sutton.

   Certain officers and other employees of the Company purchased shares of common stock in a partially owned subsidiary of Autodesk, Buzzsaw.com, Inc. In the case of the Named Officers, these purchases were in the following amounts:
Carol A. Bartz, 75,000 shares; Steve Cakebread, 50,000 shares; Dominic J. Gallello, 50,000; Godfrey R. Sullivan, 50,000; and Michael E. Sutton, 50,000. Such shares were purchased at fair market value on the date of purchase.

Option Grants in Last Fiscal Year

   The following table sets forth information regarding stock options granted to the Named Officers during the fiscal year ended January 31, 2000. The percentage of total options granted to the Named Officers is based on the total number of options granted during fiscal year 2000 which totaled 5,983,855.

   The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

                                    Individual Grants
                         ---------------------------------------
                                                                  Potential Realizable
                                                                    Value at Assumed
                                                                 Annual Rates of Share
                                 % of Total                        Price Appreciation
                                  Options   Exercise                For Option Term
                         Options Granted to   Price   Expiration ----------------------
          Name           Granted Employees  Per Share    Date        5%         10%
          ----           ------- ---------- --------- ---------- ---------- -----------
Carol A. Bartz.......... 100,000             $27.625    5/28/09  $1,737,321 $ 4,402,714
                         200,000              24.125    9/08/09   3,034,417   7,689,807
                         150,000              33.000   12/06/09   3,113,028   7,889,025
                         -------                                 ---------- -----------
                         450,000    7.52%                        $7,884,766 $19,981,546

Steve Cakebread.........  30,000             $27.625    5/28/09  $  521,196 $ 1,320,814
                          50,000              24.125    9/08/09     758,604   1,922,452
                          30,000              33.000   12/06/09     622,606   1,577,805
                         -------                                 ---------- -----------
                         110,000    1.84%                        $1,902,406 $ 4,821,071

Dominic J. Gallello.....  30,000             $27.625    5/28/09  $  521,196 $ 1,320,814
                          70,000              27.875    6/24/09   1,227,131   3,109,790
                          30,000              33.000   12/06/09     622,606   1,577,805
                         -------                                 ---------- -----------
                         130,000    2.17%                        $2,370,933 $ 6,008,409

Godfrey R. Sullivan.....  30,000             $27.625    5/28/09  $  521,196 $ 1,320,814
                          70,000              27.875    6/24/09   1,227,131   3,109,790
                          30,000              33.000   12/06/09     622,606   1,577,805
                         -------                                 ---------- -----------
                         130,000    2.17%                        $2,370,933 $ 6,008,409

Michael E. Sutton.......  30,000             $27.625    5/28/09  $  521,196 $ 1,320,814
                          50,000              24.125    9/08/09     758,604   1,922,452
                          30,000              33.000   12/06/09     622,606   1,577,805
                         -------                                 ---------- -----------
                         110,000    1.84%                        $1,902,406 $ 4,821,071

Option Exercises and Holdings

   The following table sets forth, for each of the Named Officers, information concerning stock options exercised during the Company's 2000 fiscal year, and the number of shares of the Company's Common Stock subject to both exercisable and unexercisable stock options as of January 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of January 31, 2000.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                  Options at Fiscal       In-the-Money Options
                           Shares                    Year End(#)           at Fiscal Year End
                         Acquired on  Value   ------------------------- -------------------------
          Name           Exercise(#) Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Carol A. Bartz..........   57,000    $925,338  1,283,000     690,000    $16,059,039  $3,069,000

Steve Cakebread.........      --          --      80,000     235,000            --      410,040

Dominic J. Gallello.....      --          --     320,100     249,900      1,259,624     614,356

Godfrey R. Sullivan.....      --          --     254,400     246,600      1,112,889     589,811

Michael E. Sutton.......      --          --     214,780     259,700    $   738,911  $  604,136

Executive Change in Control Program

   On March 16, 2000, the Board of Directors adopted the Executive Change in Control Program (the "Program") in an effort to ensure the continued service of the Company's key executives in the event of a future change of control event. A change of control event is defined as (1) any person or entity acquiring 50% or more of the voting power of the Company, (2) the sale or disposition of all or substantially all of the Company's assets, (3) a merger or consolidation of the Company with any other corporation or (4) a change in the composition of the Board of Directors not in connection with (1) through
(3) above as a result of which fewer than a majority of the directors after the event were existing directors before the event. Participation in the program is at the discretion of the Board of Directors and has currently been designated by the Board to include executive officers of the Company. Under the Program, if the Company terminates the employment of an employee participating in the Program without cause within 12 months following a change of control event, the employee is entitled to receive the following severance and other benefits:

  . a cash payment equal to his or her annual base salary and average annual bonus, such salary and bonus to be payable over one year in 24 equal bimonthly installments;

  . immediate vesting of an additional year's worth of stock options granted under the Company's equity incentive plans; and

  . continued medical, dental and vision insurance coverage for one year (unless covered by another employer at an earlier date).

The executive will not be entitled to the benefits listed above if the employee voluntarily resigns or is terminated for cause or because of retirement, death or disability.

Report of the Compensation Committee of the Board of Directors

   The Compensation Committee of the Board of Directors is currently comprised of three non-employee directors. For the first half of fiscal year 2000, the Compensation Committee consisted of: Crawford Beveridge, Chairman;
Paul Otellini; and Morton Topfer. The vacancy created by Mr. Topfer's resignation from the Board was filled by Mark Bertelsen effective March 2000. The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of the Company's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive

Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including financial and non-financial corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

 Compensation Philosophy

   The Company operates in an extremely competitive and rapidly changing high technology industry.

   When creating policies and making decisions concerning executive compensation, the Compensation Committee:

  . ensures that the executive team has clear goals and accountability with respect to financial and non-financial corporate performance;

  . establishes pay opportunities that are competitive based on prevailing practices for the industry, the stage of growth of the Company, and the dynamic and challenging high technology labor markets in which Autodesk operates;

  . independently assesses operating results on a regular basis in light of expected Company performance; and

  . aligns pay incentives with the long-term interests of the Company's stockholders.

   The Compensation Committee's philosophy during the fiscal year ended January 31, 2000 was influenced by the unprecedented growth of new businesses in the San Francisco Bay Area, particularly in the high technology Internet-oriented fields. The attraction of management talent, as well as skilled technical and infrastructure personnel, to such businesses impacted salaries, bonuses and equity packages throughout the Bay Area and created competitive presssure to attract and retain key employees.

 Compensation Program

   Autodesk's executive compensation program has three major components, all of which are intended to attract, retain and motivate highly effective executives:

   1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local, national and, for international executives, foreign country data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

   2. Cash incentive compensation is designed to motivate executives to attain short-term and longer-term corporate, business unit and individual management goals. The actual annual cash bonuses received by an executive depend upon attainment of these specified business goals, together with discretionary analysis of individual contribution. Incentive bonuses for fiscal year 2000 were based on the achievement of these corporate and individual goals and related contribution to the Company's success. In setting goals and measuring performance against those goals, the Compensation Committee considers compensation practices among companies competing for a common employee pool, as well as general economic and market conditions. It is the intention of the Compensation Committee in fiscal year 2001 to continue this linkage between the achievement of specific financial targets, corporate and individual goals and the payment of incentive cash compensation to officers and other executives in the Company.

   3. Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of Autodesk Common Stock at the market price on the date of the grant, subject to vesting during the participant's employment with the Company. Employees are also permitted to purchase shares of the Company's Common Stock, subject to certain limitations, at eighty-five percent (85%) of fair market value under the Employee Stock Purchase Plan. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value. The Company's stock option plans utilize vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

   Autodesk believes that its executive compensation program falls within the normal range of compensation programs offered by comparable high technology companies.

 Chief Executive Officer Compensation

   In determining Ms. Bartz's compensation for the fiscal year ended January 31, 2000, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Francisco Bay Area, and evaluated achievement of corporate and individual objectives for the fiscal year. Ms. Bartz's annual base compensation for fiscal year 2000 was $700,000. Like other executive officers, Ms. Bartz was eligible to receive an incentive bonus determined on the basis of achievement of financial and non-financial individual and corporate goals and contribution to the Company's success. In addition, in determining incentive bonus compensation for the fiscal year ended January 31, 2000 and base compensation for fiscal year 2001, the Committee considered Ms. Bartz's leadership in transitioning the Company to a business model necessary for full realization of opportunities provided by the Internet, extraordinary management of expenses during fiscal 2000, integration of Autodesk's evolving business units and assumption by Ms. Bartz of additional responsibilities previously held by the Chief Operating Officer. The Committee also considered the alternative financial opportunities available to skilled and experienced chief executives in the San Francisco Bay Area and the importance of ensuring her continued leadership. Ms. Bartz received a bonus of $800,000 for fiscal year 2000. She received an increase in base salary for fiscal year 2001 to $800,000. Ms. Bartz was granted options to buy an aggregate of 450,000 shares of Autodesk stock during fiscal year 2000. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's financial incentives to the Company's performance and to align individual financial interests with those of stockholders.

 Other Executive Compensation

   Autodesk provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs except where prescribed by law in countries other than the United States. The Company generally does not provide executive perquisites such as club memberships. In fiscal year 1998, the Company introduced a Deferred Compensation Program for executives.

 Deductibility of Executive Compensation

   Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Crawford W. Beveridge, Chairman
                                          Paul S. Otellini

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

Employment Contracts and Certain Transactions

   In April 1992, the Company entered into an agreement with Carol A. Bartz which provides for a minimum base salary of $400,000, incentive bonus of up to eighty percent of base salary, a one-time employment bonus of $250,000 (to compensate for a foregone bonus) and the grant of options to purchase 2,000,000 shares (as adjusted to reflect the October 1994 two-for-one stock split) of Common Stock vesting over five years of employment. The agreement provides for a severance payment equal to two years' base salary and incentive compensation in the event Ms. Bartz's employment is terminated without cause within two years after commencement of employment or one year after a change of control of the Company not approved by the Board of Directors or two years' base compensation in the event Ms. Bartz's employment is terminated without cause under any other circumstances.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that it complied with all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended January 31, 2000.

Company Stock Price Performance

   The following graph shows a five-year comparison of cumulative total return (equal to dividends plus stock appreciation) for the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index.

          Comparison of Five Year Cumulative Total Stockholder Return

                  Tue         Wed         Fri        Fri         Fri        Mon
              1/31/95     1/31/96     1/31/97    1/30/98     1/29/99    1/31/00
                 1995        1996        1997       1998        1999       2000
Autodesk Inc.    $100        $ 91        $ 95       $117        $133       $ 92
Dow Jones So     $100        $149        $217       $282        $526       $762
Standard & Po    $100        $135        $167       $208        $272       $296

-------
Assumes $100 invested January 31, 1995 in the Company's stock, the Standard & Poor's 500 Stock Index and the Dow Jones Software Index, with reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future investment returns.

                                 PROPOSAL TWO

                  APPROVAL OF THE 2000 DIRECTORS' OPTION PLAN

   The Company's 2000 Directors' Option Plan (the "Directors' Plan") was adopted by the Board of Directors on March 16, 2000. A total of 400,000 shares of Common Stock are reserved for issuance under the Directors' Plan, including the shares submitted for stockholder approval at this meeting, as well as 42,571 shares which remained available under the expiring 1990 Directors' Option Plan which will be transferred to the new plan. As of the Record Date, no options had been granted under the Directors' Plan. There are currently seven directors who are eligible to participate in the Directors' Plan.

   The stockholders are requested to approve the Directors' Plan. The Company believes that the Directors' Plan will facilitate attracting highly qualified directors, permit equity participation in the Company by the non-employee directors of the Company as consideration for their service on the Board and provide an equity incentive associated with the success of the Company's business.

  The Board of Directors recommends that the stockholders vote "FOR" the 2000 Directors' Option Plan.

Vote Required

   The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the meeting will be required to approve the Directors' Plan.

Summary of the Directors' Plan

   A description of the principal features of the Directors' Plan is set forth below.

   Purpose. The purposes of the Directors' Plan are to attract and retain highly skilled individuals as directors of the Company, to provide additional incentive to the non-employee directors of the Company to serve as directors and to encourage their continued service on the Board and to encourage equity ownership by directors in order to align their interests with those of the stockholders.

   Stock Subject to the Plan. The maximum number of shares of the Company's Common Stock that may be optioned and sold under the Directors' Plan is 400,000, plus 42,571 shares previously authorized under the expiring 1990 Directors' Plan. If an option expires or becomes unexercisable for any reason, the unpurchased shares of stock that were subject to the option may be returned to the Directors' Plan, unless such plan has terminated, and may become available for future grant under the plan.

   Administration. The Directors' Plan fixes the timing of option grants, amount of the grants, basis for the exercise price and restrictions on exercise of the options in order to remove any discretionary element from the plan. Administration of the Directors' Plan, to the extent necessary, will be provided by the Board of Directors of the Company or a committee of the board. The plan is structured such that no discretion is exercised by any person concerning material decisions regarding the Directors' Plan.

   Option Grants. The Directors' Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. Upon being elected or appointed to the Company's Board of Directors for the first time, each outside director is granted an option, subject to certain vesting provisions, to purchase 20,000 shares of the Company's Common Stock. Thereafter, each outside director who has served on the Board for at least six full months prior to the date of grant shall be automatically granted an option to purchase 10,000 shares of the Company's Common Stock on the date of each annual meeting of stockholders.

   Term of Plan. The Directors' Plan shall be effective for a ten-year term unless earlier terminated pursuant to the provisions of the plan.

   Terms of Option; Option Agreement. Options granted under the Directors' Plan have a term of ten years, unless otherwise provided in the option agreement. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

   Exercise Price. The per share exercise price of each option granted under the Directors' Plan is 100% of the fair market value per share on the date the option is granted. As long as the Common Stock of the Company is traded on the Nasdaq National Market, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock on the date of grant.

   Exercise of Option. The director-optionee must earn the right to exercise the option by continuing to serve on the Board of Directors. Options become exercisable cumulatively, to the extent of one-third of the shares subject to the option on each of the first anniversary, the second anniversary and the third anniversary of the date of the grant for as long as the optionee remains a director.

   An option is exercised by giving written notice of the exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

   Form of Consideration. The consideration to be paid for the shares to be issued upon exercise of an option under the Directors' Plan may consist of cash, check or other shares of the Company's Common Stock which, in the case of the shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased.

   Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Directors' Plan actions.

   Termination of Status as a Director. If a non-employee director ceases to serve as a director of the Company, options outstanding under the Directors' Plan may be exercised, if the proposed amendment is approved, within seven months after he or she ceases to serve as a director of the Company to the extent such options were exercisable on the date of termination.

   Disability. If a non-employee director ceases to serve on the Board of Directors due to a total and permanent disability, options outstanding under the Directors' Plan may be exercised within 12 months after termination to the extent that such options were exercisable at the date of termination.

   Death of Optionee. If a director-optionee should die while serving on the Company's Board of Directors, options may be exercised at any time within 12 months after death, including those options which had not previously vested.

   Termination of Options. No option is exercisable by any person after the expiration of ten years from the date the option was granted.

   Nontransferability. An option granted under the Directors' Plan is nontransferable by the holder otherwise than by will or the laws of descent and distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

   Adjustment Upon Changes in Capitalization or Merger. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such actions, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor, unless the Board determines in its discretion to accelerate the exercisability of such options.

   Restricted Stock Awards. The Directors' Plan requires a director shall receive no less than 50%, and at the option of the director up to 100%, of compensation in the form of restricted stock. Each director must make an election as to the percentage of compensation to be taken in stock prior to each annual meeting of stockholders. That percentage of compensation otherwise payable to such director shall be paid at the rate of 120% in the form of restricted stock, which shall vest one year later, subject to continued service on the Company's Board of Directors. Beginning on the date of the 2000 Annual Meeting of Stockholders, annual compensation payable to directors shall be $35,000, which would yield stock valued at $42,000 if all of such compensation were paid in the form of restricted stock.

   Amendment and Termination of Directors' Plan. The Board may amend or terminate the Directors' Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or any other successor law or regulation, the Company shall obtain stockholder approval of any amendment to the Directors' Plan in such a manner and to such a degree as is required by the applicable law, rule or regulation. Any amendment or termination of the Directors' Plan shall not affect options already granted and such options shall remain in full force and effect as if the Directors' Plan had not been amended or terminated, without the director-optionee's consent.

Federal Tax Information

   The following is only a summary of the effect of federal income tax consequences of transactions under the Directors' Plan. This summary is not intended to be exhaustive, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which an optionee or stockholder may reside.

   Options granted under the Directors' Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. Similarly, the holder of restricted stock will not recognize any taxable income at the time he or she is issued such stock. Rather, when the restricted stock vests, the holder will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over their fair market value on the date of issuance. In this way, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee or stockholder files an election under Section 83(b) of the Code within thirty days of the date of exercise. Upon resale of such shares by the optionee or stockholder, any difference between the sale price and the exercise price or fair market value on the date of issuance, as the case may be, to the extent not recognized as compensation income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the optionee or stockholder recognizes ordinary income.

New Plan Benefits

   Each of the Company's directors will receive options to purchase an aggregate of 10,000 shares of Common Stock on the date of each annual meeting which occurs six months or more after each such director joined the Board. Each new nominee, if elected, will receive an option to purchase 20,000 shares of Common Stock. The options will be granted at the fair market value on the date of grant and the value of the options depends upon the Company's stock price at the time of sale of the shares exercisable under the option. Accordingly, the dollar value of the amount to be received by the directors is not determinable. In addition, each outside director is required to receive no less than 50%, and entitled to receive up to 100%, of the annual compensation payable to such director in restricted stock.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 2001 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   Ernst & Young LLP has audited the Company's financial statements annually since the fiscal year ended January 31, 1983. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The Board of Directors recommends that the stockholders vote "FOR" the ratification of appointment of independent auditors.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                                          THE BOARD OF DIRECTORS

Dated: May 18, 2000

                                                                                                           For all
1.   ELECTION OF DIRECTORS-                                                              For   Withheld    Except
     Nominees: Carol A. Bartz: Mark A. Bertelson                                         [_]     [_]         [_]
     Crawford W. Beveridge; J. Hallam Dawson
     Per-Kristian Halvorsen;
     Paul S. Otellini; Mary Alice Taylor; and
     Larry Wangberg.

     __________________________________
     (Except nominee(s) written above.)

2.   Proposal to approve the 2000 Directors' Option Plan.

3.   Proposal to ratify the appointment of                                                For   Against      Abstain
     Ernst & Young LLP as the independent auditors                                        [_]     [_]         [_]
     of Autodesk, Inc. for the fiscal year ending
     January 31, 2001.

(This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Dated ___________________________, 2000

_________________________________
Signature(s)

_________________________________


                           . FOLD AND DETACH HERE .


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF AUTODESK, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of AUTODESK, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 18, 2000, and hereby appoints Carol A. Bartz and Marcia K. Sterling, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of AUTODESK, INC. to be held on June 22, 2000, at 2:00 p.m. at The Embassy Suites Hotel, 101 McInnis Parkway, San Rafael, California and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

     This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the election of the nominees named in the Proxy Statement to AUTODESK, INC.'s board of directors FOR the 2000 Directors' Option Plan, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending January 31, 2001, and as said proxies deem advisable on such other matters as may properly come before the meeting.

                (Continued and to be signed on the other side)